SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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PROFESSIONALLY MANAGED PORTFOLIOS
(Name of Registrant as Specified In Its Charter)

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TRILLIUM MUTUAL FUNDS
60 South Street
Boston, MA 02111

May 29, 2020

Dear Valued Shareholder,

Thank you for being an investor in Trillium ESG Global Equity Fund. You are a significant shareholder and your proxy vote is critical. The Special Meeting of Shareholders of your Fund is scheduled for June 17th. If you have cast your proxy vote since this follow-up mailing was sent, thank you for your participation. If you have not yet cast your proxy vote, please take a minute to do so today. We have set up the four convenient voting methods listed below.

As discussed in the proxy statement previously sent to you, this Special Meeting has been called to seek shareholder approval of a New Investment Advisory Agreement in connection with a change of control transaction. This will not result in any change in the Fund’s investment strategies, advisory fees or portfolio management. Trillium’s portfolio managers and key personnel after the close of the Transaction will be the same individuals as prior to the Transaction. The second proposal seeks your approval of the election of three Trustees to the Trust. The Board of Trustees recommends that you vote “For” these Proposals.
Please help us to avoid the cost of additional follow-up
by casting your proxy vote today.
For more information, please refer to the proxy statement, which can be found at https://vote.proxyonline.com/pmp/trillium.pdf. If you have any proxy related questions or would like to cast your proxy vote by phone, please call 1-866-828-6951 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.
We very much appreciate your attention to this matter. Please help us by casting your vote today.

Sincerely,
Matthew W. Patsky
Chief Executive Officer
Trillium Asset Management
How do I vote? There are four convenient methods for casting your important proxy vote:
1. Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-866-828-6951. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.
2. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).
3. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.
4. Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

TRILLIUM MUTUAL FUNDS
60 South Street
Boston, MA 02111

May 29, 2020
Dear Valued Shareholder,
Thank you for being an investor in Trillium ESG Global Equity Fund. You are a significant shareholder and your proxy vote is critical. The Special Meeting of Shareholders of your Fund is scheduled for June 17th. If you have cast your proxy vote since this follow-up mailing was sent, thank you for your participation. If you have not yet cast your proxy vote, please take a minute to do so today. We have set up the four convenient voting methods listed below.
As discussed in the proxy statement previously sent to you, this Special Meeting has been called to seek shareholder approval of a New Investment Advisory Agreement in connection with a change of control transaction. This will not result in any change in the Fund’s investment strategies, advisory fees or portfolio management. Trillium’s portfolio managers and key personnel after the close of the Transaction will be the same individuals as prior to the Transaction. The second proposal seeks your approval of the election of three Trustees to the Trust. The Board of Trustees recommends that you vote “For” these Proposals.
Please help us to avoid the cost of additional follow-up
by casting your proxy vote today.
For more information, please refer to the proxy statement, which can be found at https://vote.proxyonline.com/pmp/trillium.pdf. If you have any proxy related questions, please call 1-866-828-6951 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.
We very much appreciate your attention to this matter. Please help us by casting your vote today.
Sincerely,

Matthew W. Patsky
Chief Executive Officer
Trillium Asset Management

How do I vote? There are three convenient methods for casting your important proxy vote:
1. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3. Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

OBO